Exhibit 16.1

June 8, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the “Change in Independent Registered Public Accounting Firm of Phunware” disclosure appearing on page 254 in the Amendment No. 1 to Form S-4 (No. 333-224227) dated June 8, 2018 of Stellar Acquisition III Inc. and are in agreement with the statements contained about our firm therein. We have no basis to agree or disagree with other statements of Phunware, Inc., contained therein.

/s/ Ernst & Young LLP